UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 7, 2023

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 1.01 - Entry into a Material Definitive Agreement

Indenture and Notes

On September 12, 2023, Vishay Intertechnology, Inc. (“Vishay”, the “Company”) issued $750 million aggregate principal amount of 2.25% Senior Convertible Notes due 2030 (the “Notes”), which amount includes the exercise in full of the $100 million option granted to the Initial Purchasers (as defined below) of the Notes (the “Convertible Senior Notes Offering”), pursuant to an Indenture, dated as of September 12, 2023 (the “Indenture”), between Vishay and HSBC Bank USA, National Association, as trustee. The Notes bear interest at a rate of 2.25% per year payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2024. Vishay may also be required to pay additional interest of up to 0.50% if Vishay is not in compliance with certain reporting obligations to the holders of the Notes, and a further amount of up to 0.50% if Vishay is not current (after a grace period) with periodic filings with the Securities and Exchange Commission. The Notes mature on September 15, 2030, unless earlier repurchased or converted. The Notes are convertible into shares of Vishay common stock (“Common Stock”) at a conversion rate of 33.1609 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment. Prior to December 15, 2024, such conversion is subject to the satisfaction of certain conditions set forth below.

The Company may not redeem the Notes prior to September 20, 2027. The Company may redeem for cash all or part of the Notes, at its option, on or after September 20, 2027, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.  If the Company elects to redeem fewer than all of the outstanding notes, at least $100 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

The holders of the Notes may convert their Notes on or after March 15, 2030 at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, Vishay will satisfy the conversion obligation by delivering cash, shares of Common Stock or any combination thereof, at its option. Prior to the close of business on the business day immediately preceding March 15, 2030, the holders of the Notes may convert their Notes, under any of the following conditions:

•
during any fiscal quarter commencing after the fiscal quarter ending on December 31, 2023 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•
during the five business day period immediately after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that five consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock on each such trading day and the conversion rate on each such trading day;

•	if Vishay calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate transactions.

The holders of the Notes who convert their Notes in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.

Additionally, in the event of a fundamental change, as defined in the Indenture, the holders of the Notes may require Vishay to repurchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. Vishay will pay cash or, in certain circumstances, stock or a combination of cash and stock, for all Notes so repurchased.

The Notes are Vishay’s senior unsecured obligations and are equal in right of payment with all of Vishay’s existing and future senior unsecured indebtedness; senior in right of payment to all of Vishay’s existing and future subordinated obligations; effectively subordinated in right of payment to all of Vishay’s existing and future secured indebtedness, including all amounts under Vishay’s senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and effectively subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of Vishay’s subsidiaries.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capped Call Transactions

On September 7, 2023, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with an affiliate of an Initial Purchaser and certain other financial institutions (the “Option Counterparties”). In addition, on September 8, 2023, in connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Company used $94.2 million of the net proceeds from the Convertible Senior Notes Offering to pay the cost of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be approximately $43.98 per share and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the full text of the form of the base capped call confirmation and the form of the additional capped call confirmation relating to the Capped Call Transactions, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms and conditions of the Notes and Indenture described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, on September 12, 2023, Vishay issued $750 million aggregate principal amount of Notes, which amount includes the exercise in full of the $100 million option granted to the initial purchasers of the Notes (the "Initial Purchasers"), in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Vishay expects to pay an estimated aggregate amount of approximately $19.8 million of offering expenses in connection with the transaction, including the Initial Purchasers’ discount.

Vishay offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers are initially offering the Notes to “qualified institutional buyers” pursuant to an exemption from registration provided by Rule 144A under the Securities Act. Vishay relied on this exemption from registration based in part on representations made by the Initial Purchasers.

The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Vishay is filing the information above under Item 3.02. However, as a result of the obligations under the Notes upon conversion being payable in cash as described in Item 1.01 of this Current Report on Form 8-K, the number of shares of Common Stock issuable upon conversion of the Notes may constitute less than 1% of the number of shares of Common Stock outstanding.

Item 7.01 – Regulation FD Disclosure

On September 12, 2023, Vishay issued a press release announcing the closing of the Convertible Senior Notes Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events

Vishay used approximately $388.8 million of the net proceeds from the Convertible Senior Notes Offering to repurchase $370.2 million aggregate principal amount of its existing 2.25% convertible senior notes due 2025.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 12, 2023, by and between Vishay Intertechnology, Inc. and HSBC Bank USA, National Association, as Trustee.
4.2	Form of Global Note, representing Vishay Intertechnology, Inc.'s 2.25% Senior Convertible Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1	Form of Base Capped Call Confirmation
10.2	Form of Additional Capped Call Confirmation
99.1	Press release dated September 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2023

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer